ConAgra Foods
Q3 FY06 Question & Answer
March 23, 2006

1. What were some examples of major brands in the Retail Products segment posting sales growth for the quarter?

         Chef Boyardee
         DAVID
         Egg Beaters
         Healthy Choice
         Hebrew National
         Hunt's
         Kid Cuisine
         Marie Callender's
         Orville Redenbacher
         Peter Pan
         Ranch Style
         Reddi-wip
         Ro*Tel
         Snack Pack
         Van Camp's

     Retail sales for Banquet and Slim Jim were in line with last year's amounts.

2. What were some examples of major brands in the Retail Products segment posting sales declines for the quarter?

         ACT II
         Blue Bonnet
         LaChoy
         Manwich
         Mama Rosa
         PAM
         Parkay
         Rosarita
         Swiss Miss
         Wesson
         Wolf

3. What were unit volume changes for the quarter in the Retail Products and Foodservice Products segments?

     Retail Products volume increased 4% in the current quarter.

     Foodservice Products volume increased 1% in the current quarter.

4.   How much was total Depreciation and Amortization for the quarter?

     Approximately $91 million, of which approximately $78 million applied to continuing operations (versus approximately $91 million in Q3 2005, of which approximately $76 million applied to continuing operations).

5.   How  much  was  total   Depreciation   and   Amortization  for  the  fiscal
     year-to-date?

     Approximately $269 million, of which approximately $226 million applied to continuing operations (versus $265 million through Q3 2005, of which approximately $207 million applied to continuing operations.)

6.   How much were Capital Expenditures for the quarter?

     Approximately $61 million (versus approximately $97 million in Q3 2005), including both continuing operations and discontinued operations.

7.   How much were Capital Expenditures for the fiscal year-to-date?

     Approximately $196 million (versus $353 million through Q3 2005), including both continuing operations and discontinued operations.

8.   What was the net interest expense for the quarter?

     Approximately $62 million.

9.   What was the net interest expense for the fiscal year-to-date?

     Approximately $192 million.

10.  What was Corporate Expense for the quarter?

     Approximately $171 million, which includes approximately $77 million of expense from items that impact comparability with the prior year.

11.  What was Corporate Expense for the fiscal year-to-date?

     Approximately $347 million.

12.  How much did the company pay in dividends during the quarter?

     $141 million

13.  How much did the company pay in dividends fiscal year-to-date?

     $ 424 million

14. What was the weighted average number of diluted shares outstanding for the quarter?

     521 million shares

15. What was the approximate effective tax rate for the quarter (rounded) for continuing operations?

     27%, including a benefit from changes in estimates related to state income tax liabilities partially offset by the impact of non-deductible equity method investment impairment charges. The lower effective tax rate favorably impacted earnings by approximately $11 million or $0.02 per diluted share.

16. What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

     Gross Margin = Gross Profit* divided by Net Sales
     Gross Margin = $715/$2,879 = 24.8%

     Operating Margin = Segment Operating Profit** divided by Net Sales Operating Margin = $360/$2,879 = 12.5%

     * Gross Profit = Net Sales - Costs of Goods Sold ($2,879 - $2,164 = $715)

     **See third-quarter segment operating results for a reconciliation of Operating Profit to Income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings
     (loss), divided by Net Sales = $126/$2,879 = 4.4%.

17. What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

     Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                                       Q3 FY06          Q3 FY05
         Accounts Receivable                           $ 1,159          $ 1,353
         Inventory                                     $ 2,489          $ 2,408
         Less: Accounts Payable                        $   892          $   941
         Less: Accrued Expenses                        $ 1,449          $ 1,596
         Less: Advances on Sales                       $   137          $   171
                                                       -------          -------
                  Net Position                         $ 1,170          $ 1,053

18. What is included in the company's net debt at the end of the quarter (in millions)?

                                                       Q3 FY06          Q3 FY05
         Total Debt*                                   $ 3,842          $ 4,527
         Less: Cash On Hand                            $   237          $     9
                                                       -------          -------
                           Total                       $ 3,605          $ 4,518

     * Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

19.  What were the significant changes to debt during the quarter?

     At the end of the third quarter, interest-bearing debt was approximately $3.8 billion, reflecting the fact that the company repaid approximately $500 million of debt during the quarter. The current portion of long-term debt reflects $400 million of 7.125% senior debt due October 2026 that has been reclassified because of a put option that is exercisable by the holders of the debt from Aug. 1, 2006 to Sept. 1, 2006. Based on current market conditions, the company does not anticipate the holders to exercise the put option, and therefore expects to reclassify the $400 million debt back into senior long-term debt after Sept. 1, 2006 when the put option expires.

20.  What is the  preliminary  estimate of the effective tax rate for the fourth
     quarter  of  fiscal  2006   (rounded),   excluding   any  items   impacting
     comparability?

     Approximately 36%.

21.  What are the projected Capital Expenditures for fiscal 2006?

     No more than $400 million.

22.  What is the expected net interest expense for fiscal 2006?

     Approximately $260-$270 million.

23. Please summarize (in tabular form) the EPS contribution from continuing and discontinued operations as well as the net impact of major items impacting comparability for Q3FY06 and Q3FY05.

---------------------------- -------------------------- -------------------------- --------------------------
                               EPS, including items         Items that Impact        EPS, excluding items
          Q3FY06              Impacting Comparability        Comparability*         Impacting Comparability
---------------------------- -------------------------- -------------------------- --------------------------
Continuing Operations                  $0.18                     ($0.14)                    $0.31**
Discontinued Operations               ($0.24)                    ($0.30)                    $0.06
Total                                 ($0.06)                    $0.43**                    $0.37**

---------------------------- -------------------------- -------------------------- --------------------------
                              EPS, including items         Items that Impact        EPS, excluding items
         Q3 FY05             Impacting Comparability        Comparability*         Impacting Comparability
---------------------------- -------------------------- -------------------------- --------------------------
Continuing Operations                  $0.31                   $0.00 (net)                   $0.31
Discontinued Operations                $0.01                   $0.03                         $0.04
Total                                  $0.32                   $0.03                         $0.35

     *For a presentation  of the items affecting  comparability,  please see the
     section   entitled  "Major  Items  Affecting   Third-Quarter   Fiscal  2006
     Comparability" in the accompanying  Q3FY06 earnings release.

     * *Impacted by rounding.

24. Does the company have any comment on discontinued operations for the year-ago period?

     Income from discontinued operations in the year-ago period was $0.01 after tax, which includes ($0.03) of loss, including impairment charges, from specialty meats operations, which the company no longer owns; this was more than offset by $0.04 of income from operations yet to be divested, specifically packaged meats, seafood, and cheese. The company considers the ($0.03) to impact comparability because the company no longer owns the operations that generated the ($0.03). The company does not consider the other $0.04 to impact comparability, as those earnings came from operations still owned by the company; as such, results from those operations are included in both current year and prior year amounts.

25. What are the revised historical segment results as a result of the classification change that took place this quarter?

     Please see the attached tables--one shows segment information and the other shows the entire P/L information.


ConAgra Foods, Inc.
Segment Operating Results:  Q3 FY06
($USD, in Millions)

------------------------------------------------------------------------------------------------------------------------------------
                                                          FY 2005                                          FY 2006
------------------------------------------------------------------------------------------------------------------------------------
                                    Q1 FY05    Q2 FY05    Q3 FY05    Q4 FY05     Total      Q1 FY06    Q2 FY06   Q3 FY06    YTD FY06
------------------------------------------------------------------------------------------------------------------------------------
Segment Sales

    Retail Products                 $ 1,518.1  $ 1,866.9  $ 1,607.3  $ 1,630.2 $ 6,622.5  $ 1,503.2 $ 1,752.2  $ 1,661.3   $ 4,916.7
    Foodservice Products                535.7      560.0      541.4      571.7   2,208.8      565.6     585.5      561.1     1,712.2
    Food Ingredients                    576.8      691.3      607.6      794.9   2,670.6      631.4     688.0      656.5     1,975.9
------------------------------------------------------------------------------------------------------------------------------------
        Total                         2,630.6    3,118.2    2,756.3    2,996.8  11,501.9    2,700.2   3,025.7    2,878.9     8,604.8

Segment Operating Profit

    Retail Products                     181.3      314.7      271.5      206.0     973.5      180.9     256.7      248.1       685.7
    Foodservice Products                 68.2       83.2       57.0       63.6     272.0       74.5      86.7       41.1       202.3
    Food Ingredients                     60.1       79.1       59.9       64.1     263.2       76.2      53.3       70.7       200.2
------------------------------------------------------------------------------------------------------------------------------------
        Total                           309.6      477.0      388.4      333.7   1,508.7      331.6     396.7      359.9     1,088.2

Reconciliation of total operating profit to income
    from continuing operations before income taxes and equity method investment earnings (loss)

Items excluded from segment operating profit:
    General and corporate expense       (63.6)     (77.0)    (137.8)    (123.7)   (402.1)    (73.0)   (103.1)    (170.5)     (346.6)
    Gain on sale of Pilgrim's Pride
     Corporation common stock              -          -       185.7         -      185.7     329.4        -          -        329.4
    Interest expense, net               (73.4)     (85.8)     (68.1)     (67.7)   (295.0)    (68.1)    (62.3)     (61.8)     (192.2)

Income from continuing operations before
income taxes and equity method investment
earnings (loss)                       $ 172.6    $ 314.2    $ 368.2    $ 142.3   $ 997.3   $ 519.9   $ 231.3    $ 127.6     $ 878.8
------------------------------------------------------------------------------------------------------------------------------------

     Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings (loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilities period-to-period comparison of results of segment operations.

CONAGRA FOODS, INC.
Income Statement for FY06 YTD, FY05
($USD, in millions)

------------------------------------------------------------------------------------------------------------------------------------
                                                       FY 2005                                           FY 2006
------------------------------------------------------------------------------------------------------------------------------------
                                Q1 FY05     Q2 FY05    Q3 FY05     Q4 FY05    YTD FY 05  Q1 FY06    Q2 FY06     Q3 FY06    YTD FY 06
------------------------------------------------------------------------------------------------------------------------------------
Net sales                     $ 2,630.6   $ 3,118.2  $ 2,756.3   $ 2,996.8  $ 11,501.9  $ 2,700.2  $ 3,025.7   $ 2,878.9   $ 8,604.8
Costs and expenses
    Costs of goods sold         2,004.1     2,311.3    2,046.1     2,312.9     8,674.4    2,031.5    2,298.5     2,164.1     6,494.1
    SG&A expenses                 380.5       406.9      459.6       473.9     1,720.9      410.1      433.6       525.4     1,369.1
    Interest expenses, net         73.4        85.8       68.1        67.7       295.0       68.1       62.3        61.8       192.2
    Gain on sale of Pilgrim's
     Pride Corporation common stock  -           -       185.7          -        185.7      329.4         -           -        329.4
------------------------------------------------------------------------------------------------------------------------------------
                                2,458.0     2,804.0    2,388.1     2,854.5    10,504.6    2,180.3    2,794.4     2,751.3     7,726.0
------------------------------------------------------------------------------------------------------------------------------------

Income from continuing operations
 before income taxes and equity method
 investment earnings (loss)       172.6       314.2      368.2       142.3       997.3      519.9      231.3       127.6      878.8
Income tax expense (benefit)       70.9       126.1      144.8        68.1       409.9      181.2       86.7        34.3      302.2
Equity method investment earnings  14.0        15.1      (64.0)       10.1       (24.8)     (13.9)     (16.7)       (0.6)     (31.2)
Income from continuing operations 115.7       203.2      159.4        84.3       562.6      324.8      127.9        92.7       545.4

Income (loss) from discontinued
  operations                       19.0        36.2        5.9        17.7        78.8       27.2       35.3      (124.4)     (61.9)

Net income                      $ 134.7     $ 239.4    $ 165.3     $ 102.0     $ 641.4    $ 352.0    $ 163.2      $ (31.7)   $ 483.5
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